Exhibit 99.2

Isoray To Announce Second Quarter Fiscal 2021 Financial Results on February 9, 2021

Conference Call is Tuesday, February 9, 2021 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash., Feb. 05, 2021 (GLOBE NEWSWIRE) --  Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the second quarter fiscal year 2021 ended December 31, 2020 on Tuesday, February 9, 2021, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the second quarter fiscal year 2021 after the close of the U.S. stock markets on February 9, 2021.

To listen to the conference call, please dial 877-407-8035. For callers outside the U.S., please dial 201-689-8035.

The conference call will be simultaneously webcast and can be accessed at  https://www.webcaster4.com/Webcast/Page/2199/39694. The webcast will be available until May 9, 2021 following the conference call.

About Isoray
Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook and follow us on Twitter @Isoray.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747